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                                                                     Exhibit 5


                       [Letterhead of Cahill Gordon & Reindel]






                                   January 23, 1998



First Industrial Realty Trust, Inc.
311 S. Wacker Drive, Suite 4000
Chicago, Illinois  60606

Ladies and Gentlemen:

          We have acted as counsel for First Industrial Realty Trust, Inc. (the "Company") and First Industrial, L.P. (the "Operating Partnership") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of (A) securities of the Company consisting of (i) common stock, par value $.01 per share (the "Common Stock"), (ii) preferred stock, par value $.01 per share (the "Preferred Stock"), and (iii) depositary shares which may represent shares of Preferred Stock (the "Depositary Shares") to be offered from time to time by the Company for aggregate proceeds of up to $600,000,000 and (B) senior debt securities of the Operating Partnership, to be offered from time to time by the Operating Partnership, pursuant to the Indenture (the "Indenture"), dated as of May 13, 1997, between the Operating Partnership and First Trust National Association, as trustee (the "Trustee"), for aggregate proceeds of up to $400,000,000. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

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          In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation and Bylaws of the Company, each as amended to date, the Fourth Amended and Restated Limited Partnership Agreement of the Operating Partnership, resolutions of the Board of Directors of the Company with respect to the filing of the Registration Statement and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

          In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact, we have relied upon representations of officers of the Company.

          Based upon the foregoing examination, information supplied and assumptions, it is our opinion that:

          1. the Common Stock has been duly authorized by the Articles of Incorporation of the Company (the "Charter") and when the shares of Common Stock have been legally and validly authorized for issuance by all necessary action of the Board of Directors or a duly authorized committee of the Board of Directors, issued, delivered and paid for in accordance with such authorization, or upon conversion, exchange or exercise of any Preferred Stock or Depositary Shares in accordance with the terms of such Preferred Stock or Depositary Shares or the instrument governing such Preferred Stock or Depositary Shares providing for such conversion, exchange or exercise as approved by the Company's Board of Directors, for the consideration approved by the Company's Board of Directors, such shares of Common Stock will be legally issued, fully paid and non-assessable;

          2. assuming that the aggregate number of shares of Preferred Stock registered pursuant to the Registration Statement and issued by the Company, along with all other shares of Preferred Stock, including Preferred Stock represented by Depositary Shares, issued by the Company, does not exceed 10,000,000 shares, the Preferred Stock and the representation of such Preferred Stock by Depositary Shares, as described in the prospectus contained in the Registration Statement, have been duly authorized and when (a) the Company's Board of Directors or a duly authorized committee of the Board of Directors has classified the Preferred Stock by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption and the Maryland State Department of Assessments and Taxation has accepted

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                                         -3-

     for record Articles Supplementary setting forth the foregoing characteristics of each series of Preferred Stock prior to the issuance thereof, and (b) the shares of Preferred Stock and, if applicable, Depositary Shares, have been legally and validly authorized for issuance by the Board of Directors or a duly authorized committee of the Board of Directors issued, delivered and paid for, such shares of Preferred Stock and, if applicable, Depositary Shares, will be legally issued, fully paid and non-assessable; and

          3. with respect to Debt Securities, when (a) the definitive terms of any series of Debt Securities and of their issue and sale have been duly established in accordance with the provisions of the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Operating Partnership, (b) such series of Debt Securities has been duly executed by the Operating Partnership and authenticated by the Trustee,
     (c) such series of Debt Securities has been issued and delivered in the manner contemplated by the Indenture, the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, and
     (d) such series of Debt Securities has been duly paid for by the purchasers thereof, such series of Debt Securities will be entitled to the benefits of the Indenture, and will be the valid and binding obligation of the Operating Partnership, enforceable in accordance with its terms, except as the enforceability thereof may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the Delaware Revised Uniform Limited Partnership Act, the laws of the United States of America and the laws of the State of New York. With respect to matters of Maryland law, we have relied, without independent investigation, upon the opinion of McGuire Woods Battle & Boothe LLP, a copy of which is attached hereto.

          We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we


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have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                             Very truly yours,


                                             /s/ Cahill Gordon & Reindel
                                             ---------------------------



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                                     McGuireWoods
                                  Battle&Boothe LLP
                                The Blaustein Building
                               One North Charles Street
                            Baltimore, Maryland 21201-3793

                                   January 15, 1998

First Industrial Realty Trust, Inc.
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606

Ladies and Gentlemen:

          This opinion is furnished in our capacity as special Maryland counsel for First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with the filing on December 31, 1997 with the Securities and Exchange Commission by the Company and First Industrial, L.P., a Delaware limited partnership ("FILP"), of a registration statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the shelf registration of $600,000,000 in maximum aggregate offering price of (i) shares of the Company's preferred stock, par value $.01 per share (the "Preferred Stock"), (ii) shares of Preferred Stock represented by depositary shares (the "Depositary Shares"), as described in the prospectus included in the Registration Statement (the "Prospectus"), and (iii) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and $400,000,000 in maximum offering price of debt securities of FILP (the "Debt Securities").

          In connection with rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Amendment and Restatement of the Company, dated June 13, 1994, and the Articles of Amendment of the Company, dated June 20, 1994 and May 31, 1996, respectively; Amended and Restated Bylaws of the Company, as amended to date; resolutions of the board of directors of the Company; the Registration Statement; the Prospectus and such other certificates, receipts, records and documents relating to the Company, the authorization of the Preferred Stock, Depositary Shares and Common Stock, and the filing of the Registration Statement as we considered necessary for the purposes of rendering this opinion.

          In conducting our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. As to the Company's good standing with the Maryland State Department of Assessments and Taxation (the "SDAT"), we have relied exclusively upon a

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First Industrial Realty Trust, Inc.
January 15, 1998
Page 2


Certificate of Status dated January 7, 1998 issued by the SDAT, and as to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

          We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the State of Maryland.

          Based upon the foregoing, we are of the opinion that:

          (1) Assuming that the aggregate number of shares of Preferred Stock registered pursuant to the Registration Statement and issued by the Company, along with all other shares of Preferred Stock, including Preferred Stock represented by Depositary Shares, issued by the Company, does not exceed 10,000,000 shares, the Preferred Stock and the representation of such Preferred Stock by Depositary Shares, as described in the Prospectus, have been authorized under the Charter and when (a) the Company's board of directors or a duly authorized committee of the board of directors has classified the Preferred Stock by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption and the SDAT has accepted for record Articles Supplementary setting forth the foregoing characteristics of each series of Preferred Stock prior to the issuance thereof, and (b) the shares of Preferred Stock and, if applicable, Depositary Shares, have been legally and validly authorized for issuance by the board of directors or a duly authorized committee of the board of directors, issued, delivered, and paid for, such shares of Preferred Stock and, if applicable, Depositary Shares, will be legally issued, fully paid, and nonassessable.

          (2) The Common Stock has been duly authorized by all necessary corporate action of the Company and when the shares of Common Stock have been legally and validly authorized for issuance by the board of directors or a duly authorized committee of the board of directors, issued, delivered, and paid for, or upon conversion, exchange or exercise of any Preferred Stock of Depositary Shares in accordance with the terms of such Preferred Stock or Depositary Shares or the instrument governing such Preferred Stock or Depositary Shares providing for such conversion, exchange or exercise as approved by the Company's board of directions, for the consideration approved by the Company's board of directors, such shares of Common Stock will be legally issued, fully paid, and nonassessable.

          We do not provide any opinion with respect to the Debt Securities, nor do we provide any opinion with respect to the Depositary Shares other than our opinion set forth herein concerning the Preferred Stock, fractional shares of which may be offered as Depositary Shares.

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First Industrial Realty Trust, Inc.
January 15, 1998
Page 3


          The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

          This opinion may be relied upon by Messrs. Cahill Gordon & Reindel with respect to that firm's opinion to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                   Very truly yours,


                                   /s/ McGuire Woods Battle & Boothe, LLP
                                   --------------------------------------